United States
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2008

FNB BANCORP
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

        On March 3, 2008, First National Bank of Northern California (the “Bank”), the wholly owned subsidiary of the registrant (FNB Bancorp), entered into an Executive Supplemental Compensation Agreement and a Split Dollar Life Insurance Agreement with David A. Curtis (Senior Vice President and Chief Financial Officer of the Bank and FNB Bancorp). The Agreements provide for annual benefits to be paid to Mr. Curtis or his designated beneficiary of up to $170,000 per year over a period of 20 years. Such benefit is effective upon (a) attainment of 65 years of age or his death or disability prior to such time if he is actively employed by the Bank at the time; b) termination of his employment by the Bank without “cause” (as defined in the Agreement); and (c) termination or constructive termination of his employment by the Bank after the occurrence of a “change in control” of the Bank (as defined in the Agreement).

        Copies of the Executive Supplemental Compensation Agreement and the Split-Dollar Life Insurance Agreement between the Bank and Mr. Curtis are attached to this report as Exhibit 10.38 and 10.39, respectively, and are incorporated here by reference.

        The Bank purchased a life insurance policy on the life of David A. Curtis on March 15, 2007. The Bank is the sole owner and a co-beneficiary under such life insurance policy, which policy indirectly offsets the anticipated costs for certain death, disability and post-employment/retirement benefits for Mr. Curtis. The Bank is the beneficiary of the remaining death proceeds of the policy after the interests of Mr. Curtis have been paid to the beneficiary designated by Mr. Curtis. If he should die while in the active service of the Bank, the Bank will pay to the executive’s designated beneficiary the present value of the stream of payments the executive would have received under his Executive Supplemental Compensation Agreement if the executive had reached retirement age. If the executive dies after any benefit payments have commenced under his Executive Supplemental continuation Agreement, or after being entitled to a benefit but prior to commencement of benefit payments, the Bank will pay to the executive’s designated beneficiary a split dollar death benefit equal to the present value of the remaining stream of payments under his Executive Supplemental Compensation Agreement. The cash surrender value of the insurance policy, which is expected to increase over the term of the policy, is included among the “other assets” on the consolidated balance sheet of the registrant.

Item 9.01.   Financial Statements and Exhibits.

(c)   Exhibits

10.38	Executive Supplemental Compensation Agreement between First National Bank of Northern California and David A. Curtis, dated March 3, 2008.

10.39	Split Dollar Life Insurance Agreement between First National Bank of Northern California and David A. Curtis, dated March 3, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCORP (Registrant)

Dated: March 3, 2008.	By:	/s/ David A. Curtis

David A. Curtis
Senior Vice President and
Chief Financial Officer